                                                                    EXHIBIT 25.1
                                   FORM T-1
                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               __________________

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               __________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                               __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


               New York                               13-3818954
     (Jurisdiction of incorporation                (I.R.S. employer
      if not a U.S. national bank)                identification No.)

         114 West 47th Street                          10036-1532
             New York, NY                              (Zip Code)
        (Address of principal
          executive offices)

                               __________________
                                  Blount, Inc.
              (Exact name of obligor as specified in its charter)

                 Delaware                             63-0593908
     (State or other jurisdiction of               (I.R.S. employer
      incorporation or organization)              identification No.)

          4520 Executive Park Drive
             Montgomery, Alabama                         36116
  (Address of principal executive offices)             (Zip Code)
                               __________________
                     13% Senior Subordinated Notes due 2009
                      (Title of the indenture securities)
                 ==============================================

                                    GENERAL


1.  General Information
    -------------------

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Federal Reserve Bank of New York (2nd District), New York, New York
          (Board of Governors of the Federal Reserve System)

       Federal Deposit Insurance Corporation, Washington, D.C.
       New York State Banking Department, Albany, New York

  (b)  Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

  If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

  Blount, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
  of Form T-1 are not required under General Instruction B.


16.  List of Exhibits
     ----------------

  T-1.1   --   Organization Certificate, as amended, issued by the State of
               New York Banking Department to transact business as a Trust
               Company, is incorporated by reference to Exhibit T-1.1 to Form T-
               1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture
               Reform Act of 1990 (Registration No. 33-97056).

  T-1.2   --   Included in Exhibit T-1.1.

  T-1.3   --   Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

  T-1.4   --   The By-Laws of United States Trust Company of New York, as
               amended, is incorporated by reference to Exhibit T-1.4 to Form T-
               1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture
               Reform Act of 1990 (Registration No. 33-97056).

  T-1.6   --   The consent of the trustee required by Section 321(b) of the
               Trust Indenture Act of 1939, as amended by the Trust Indenture
               Reform Act of 1990.

  T-1.7   --   A copy of the latest report of condition of the trustee
               pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of December 7, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of December, 1999.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ Margaret Ciesmelewski
    -------------------------
  Margaret Ciesmelewski
  Assistant Vice President

                                         Exhibit T-1.6
                                         -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


    /s/Gerard F. Ganey
    --------------------------
By: Gerard F. Ganey
    Senior Vice President

                                              EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1999
                                 -------------
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $  237,532
Short-Term Investments                         155,678

Securities, Available for Sale                 505,561

Loans                                        2,312,569
Less:  Allowance for Credit Losses              17,486
                                            ----------
       Net Loans                             2,295,083
Premises and Equipment                          56,119
Other Assets                                   128,087
                                            ----------
     Total Assets                           $3,378,060
                                            ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                   $  815,644
     Interest Bearing                        1,931,882
                                            ----------
         Total Deposits                      2,747,526

Short-Term Credit Facilities                   310,113
Accounts Payable and Accrued Liabilities       131,638
                                            ----------
     Total Liabilities                      $3,189,277
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                 53,041
Retained Earnings                              121,974
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)          (1,227)
                                            ----------

Total Stockholder's Equity                     188,783
                                            ----------
    Total Liabilities and
     Stockholder's Equity                   $3,378,060
                                            ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

August 23, 1999

                  INFORMATION REGARDING ADDITIONAL REGISTRANTS



                                                                  IRS
                                                                Employer
                                            Jurisdiction of  Identification
Name                                         Organization        Number
------------------------------------------  ---------------  --------------

1.     Blount International, Inc.           Delaware             63-0780521
2.     B1 Holdings Corp.                    Delaware             51-0045710
3.     B1, L.L.C.                           Delaware             72-1364435
4      Omark Properties, Inc.               Oregon               93-6026092
5.     4520 Corp., Inc.                     Delaware             63-0732223
6.     Gear Products, Inc.                  Oklahoma             73-0665381
7.     Dixon Industries, Inc.               Kansas               48-1025788
8.     Frederick Manufacturing Corporation  Delaware             36-3483812
9.     Federal Cartridge Company            Minnesota            41-0252320
10.    Simmons Outdoor Corporation          Delaware             65-0272347
11.    CTR Manufacturing, Inc.              North Carolina       56-1262120